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                                                                    EXIBIT 16.1


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

March 22, 2002

Ladies and Gentlemen:


        RE:  CALLAWAY GOLF COMPANY


We have read Item 4 of Callaway Golf Company's Current Report on Form 8-K dated March 22, 2002 and we are in agreement with the statements contained therein as they relate to Arthur Andersen LLP.



Yours very truly,



/s/ ARTHUR ANDERSEN LLP